Exhibit 99.1

Waitr Holdings Inc. to Acquire Bite Squad

Acquisition will expand Waitr’s footprint to over 500 cities in 21 states

LAKE CHARLES, LA, December 12, 2018 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”), a fast growing restaurant platform for online ordering and on-demand food delivery, today announced that it has signed definitive agreements to acquire Bite Squad, an online restaurant food delivery service, for an aggregate amount of approximately $321.3 million, subject to adjustments, based on the closing price of Waitr’s common stock on December 11, 2018. The purchase price consists of a combination of cash and shares of Waitr common stock.

Founded in 2012 and based in Minneapolis, Bite Squad operates a three-sided marketplace, consistent with Waitr’s business model, which connects more than 11,000 active restaurants with approximately 6,300 W-2 drivers and approximately 889,000 active diners. Bite Squad’s strategy is to be a market leader in nearly all of the markets in which they operate.

“We have followed Bite Squad’s growth and success for many years and believe their mission, business model and growth profile share many similarities to Waitr,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “We believe that a small fraction of the U.S. restaurant industry’s sales are from off-premise online transactions and this is evolving rapidly. This acquisition will help us drive additional growth and provide a step function increase in scale throughout the U.S. in order to better serve that developing market.”

“We are thrilled to join forces with the Waitr team,” said Kian Salehi, co-founder and Chief Executive Officer of Bite Squad. “I believe Chris and his team share our vision for providing hungry diners with a convenient and fast way to enjoy great food from the best local restaurants and chains.”

Bite Squad has a high growth business model, with 85% year-over-year gross food sales growth and 98% year-over-year revenue growth in Q3 2018.

Strategic Rationale

•	The combination will significantly expand Waitr’s scale and footprint across the U.S., serving a total of over 86 markets in more than 500 cities and 21 states;
•	Shared strategy to establish a market leadership position in the cities which the Company operates;
•	Leverage respective strengths to create a best-in-class organization; and
•	Opportunity to realize cost synergies.

Transaction Overview

Waitr has entered into definitive agreements to acquire Bite Squad, subject to customary closing conditions, for an aggregate amount of approximately $321.3 million, subject to certain adjustments, based on the closing price of Waitr’s common stock on December 11, 2018. The purchase price consists of approximately $202.1 million in cash and 10.6 million shares of Waitr’s common stock.

In connection with the acquisition, Waitr entered into a debt commitment letter with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one or more of its funds and/or affiliates (“Luxor”), pursuant to which Luxor will provide senior secured first priority term loans in the aggregate principal amount of approximately $42.1 million at the closing. The proceeds of the term loans will be used to finance a portion of the consideration for the acquisition and for general corporate purposes.

Winston & Strawn LLP is serving as legal counsel and Jefferies LLC is serving as financial advisor to Waitr in connection with the acquisition. Gray, Plant, Mooty & Bennett, P.A. is serving as legal counsel and RBC Capital Markets is serving as financial advisor to Bite Squad. The acquisition is expected to close by the end of January 2019.

Conference Call

Waitr will host a conference call to discuss the Bite Squad acquisition today at 10:30 Eastern Time. The conference call and accompanying materials can be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The replay will be available until December 17, 2018. The call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com/.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. As of September 30, 2018, Waitr had over 7,700 restaurant partners in over 235 cities in the Southeast U.S.

About Bite Squad

Bite Squad is a leading independent provider of online and mobile food delivery services in the United States. Founded in 2012, in Minneapolis, Minnesota, Bite Squad partners with more than 11,000 restaurants across more than 300 cities to deliver fresh food straight to the customer’s door, quickly and hassle-free. To learn more about Bite Squad or to download the top-rated Bite Squad mobile apps, visit bitesquad.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the pending acquisition of Bite Squad and the timing of the closing thereof, Waitr’s ability to successfully integrate Bite Squad, grow market share and achieve synergies from the acquisition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to Waitr as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing Waitr’s views as of any subsequent date, and Waitr does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, Waitr’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: Waitr’s ability to obtain necessary regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; a delay in the expected closing date of the transaction; a failure to close the transaction on the terms negotiated; a failure to close the debt financing described herein; any delay or inability of the combined company to realize the expected benefits and synergies of the transaction; the issuance of stock to consummate the acquisition and the dilution to Waitr’s existing stockholders relating thereto; the loss of management and other key employees; substantial non-recurring transaction, regulatory and integration costs and/or unknown liabilities; sales of Waitr’s stock in the future by shareholders of Bite Squad, which will hold a substantial portion of Waitr’s outstanding securities, and the resulting effect on the price of Waitr’s common stock; the risk that disruptions from the proposed transaction will harm Waitr’s or Bite Squad’s business, including customer retention risk; competitive responses to the proposed transaction; Waitr’s ability to effectively protect Bite Squad’s intellectual property rights; new market risks and operations in new geographies; and general economic and business conditions that affect the combined company following the transaction. A detailed discussion of risks related to Waitr’s business is included in the section entitled “Risk Factors” included in Waitr’s definitive proxy statement related its recently completed business combination with Waitr, Incorporated, which was filed with the Securities and Exchange Commission on November 1, 2018.

Contacts:

For Waitr

WaitrIR@icrinc.com

For Bite Squad

Liz Sniegocki

612-500-4291

l.sniegocki@bitesquad.com